SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Lexington Corporate Properties Trust

(Name of Registrant as Specified In Its Organizational Documents)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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☒	No fee required.
☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

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4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
QUESTIONS AND ANSWERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
MANAGEMENT AND CORPORATE GOVERNANCE
COMPENSATION OF EXECUTIVE OFFICERS
PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
ANNEX A

LEXINGTON CORPORATE PROPERTIES TRUST
One Penn Plaza, Suite 4015
New York, New York 10119-4015
(212) 692-7200

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 23, 2006
To the Shareholders of
Lexington Corporate Properties Trust:
      The 2006 Annual Meeting of Shareholders of Lexington Corporate Properties Trust will be held at the New York offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022, on Tuesday, May 23, 2006, at 10:00 a.m., Eastern Standard time, for the following purposes:

(1)	to elect nine trustees to serve until the 2007 Annual Meeting of Shareholders;

(2)	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

(3)	to transact such other business as may properly come before the 2006 Annual Meeting or any adjournment or postponement thereof.
      Only holders (“Shareholders”) of record at the close of business on March 24, 2006 are entitled to notice of and to vote at the 2006 Annual Meeting of Shareholders or any adjournments thereof. A list of Shareholders will be available for inspection during normal business hours at our offices located at One Penn Plaza, Suite 4015, New York, New York 10119-4015, during the ten days preceding the 2006 Annual Meeting of Shareholders.

By Order of the Board of Trustees,

/s/ Paul R. Wood
Paul R. Wood
Vice President, Chief Accounting Officer
and Secretary
New York, New York
April 10, 2006
      PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE 2006 ANNUAL MEETING. The proxy may be revoked by you at any time by written notice to the Company prior to its exercise. Giving your proxy will not affect your right to vote in person if you attend the meeting and affirmatively indicate your intention to vote at such meeting.

LEXINGTON CORPORATE PROPERTIES TRUST
One Penn Plaza, Suite 4015
New York, New York 10119-4015
(212) 692-7200
PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 23, 2006
QUESTIONS AND ANSWERS
Why did I receive this proxy?
      The Board of Trustees of Lexington Corporate Properties Trust is soliciting proxies to be voted at the 2006 Annual Meeting of Shareholders, which we refer to herein as the Annual Meeting. The Annual Meeting will be held Tuesday, May 23, 2006, at 10:00 a.m., Eastern Standard time, at the New York offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022. This proxy statement summarizes the information you need to know to vote by proxy or in person at the Annual Meeting. You do not need to attend the Annual Meeting in person in order to vote.
      All references to the “Company,” “we,” “our” and “us” in this proxy statement mean Lexington Corporate Properties Trust. All references to “Shareholder” and “you” refer to a holder of record of the beneficial interests designated as common shares, par value $0.0001 per share, of the Company, which we refer to as common shares, as of the close of business on Friday, March 24, 2006, which we refer to as the Record Date.
When was this proxy statement mailed?
      This proxy statement, the enclosed proxy card, the Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2005, that contains financial statements audited by KPMG LLP, our independent registered public accounting firm, and their reports thereon dated March 10, 2006, were mailed to Shareholders beginning on or about April 10, 2006. Except as specifically incorporated herein by reference, the Annual Report is not part of the proxy solicitation material.
Who is entitled to vote?
      All Shareholders as of the close of business on the Record Date (Friday, March 24, 2006) are entitled to vote at the Annual Meeting.
What is the quorum for the Annual Meeting?
      In order for any business to be conducted, the holders of a majority of common shares entitled to vote at the Annual Meeting must be present, either in person or represented by proxy. For the purpose of determining the presence of a quorum, abstentions and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be counted as present. As of the Record Date, 52,866,743 common shares were issued and outstanding.
How many votes do I have?
      Each common share outstanding on the Record Date is entitled to one vote on each item submitted for consideration. If a Shareholder is a participant in our Dividend Reinvestment Plan, the proxy card enclosed herewith represents shares in the participant’s account, as well as shares held of record in the participant’s name as part of such plan.

How do I vote?

By Mail:	Vote, sign, date your proxy card and mail it in the postage-paid envelope.

In Person:	Vote at the Annual Meeting.

By Telephone:	Call toll-free 1-866-540-5760 and follow the instructions. You will be prompted for certain information that can be found on your proxy card.

Via Internet:	Log on to www.proxyvoting.com/lxp and follow the on-screen instructions. You will be prompted for certain information that can be found on your proxy card.
How do I vote my shares that are held by my broker?
      If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers offer voting by mail, telephone and on the Internet.
What am I voting on?
      You will be voting on the following proposals:

•	to elect nine trustees to serve until the 2007 Annual Meeting of Shareholders; and

•	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.
Will there be any other items of business on the agenda?
      The Board of Trustees is not presently aware of any other items of business to be presented for a vote at the Annual Meeting other than the proposals noted above. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to Patrick Carroll and Paul R. Wood with respect to any other matters that might be brought before the meeting. Those persons intend to vote your proxy in accordance with their best judgment.
How many votes are required to act on the proposals?
      Assuming a quorum is present at the Annual Meeting, (i) the affirmative vote of the holders of a plurality of the common shares cast at the Annual Meeting will be sufficient to elect each candidate for election as a trustee, and (ii) the affirmative vote of the holders of a majority of common shares entitled to vote will be sufficient to ratify the appointment of KPMG LLP as our independent registered public accounting firm. Therefore, abstentions as to the election of trustees will not affect the election of the candidates receiving a plurality of the votes cast. Abstentions as to the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm and any other proposal will have the same effect as votes against such proposal.
What happens if I return my proxy card without voting on all proposals?
      When you return a properly executed proxy card, we will vote the shares that the proxy card represents in accordance with your directions. If you return the signed proxy card with no direction on a proposal, we will vote your proxy in favor of (FOR) Proposals No. 1 and/or No. 2, as the case may be.
What if I want to change my vote after I return my proxy?
      You may revoke your proxy at any time before its exercise by:

(i)	delivering written notice of revocation to our Secretary, Paul R. Wood, at c/o Lexington Corporate Properties Trust, One Penn Plaza, Suite 4015, New York, New York 10119-4015;

(ii)	submitting to us a duly executed proxy card bearing a later date;

(iii) voting via the Internet or by telephone at a later date; or

(iv) appearing at the Annual Meeting and voting in person;
provided, however, that no such revocation under clause (i) or (ii) shall be effective until written notice of revocation or a later dated proxy card is received by our Secretary at or before the Annual Meeting, and no such revocation under clause (iii) shall be effective unless received on or before 11:59 p.m., Eastern Standard time, on May 22, 2006.
      Attendance at our Annual Meeting will not constitute a revocation of a proxy unless the Shareholder affirmatively indicates at our Annual Meeting that such Shareholder intends to vote such Shareholder’s shares in person.
Will anyone contact me regarding this vote?
      It is contemplated that brokerage houses will forward the proxy materials to Shareholders at our request. In addition to the solicitation of proxies by use of the mails, our trustees, officers and regular employees may solicit proxies by telephone, facsimile, e-mail, or personal interviews without additional compensation. We reserve the right to engage solicitors and pay compensation to them for the solicitation of proxies.
Who has paid for this proxy solicitation?
      We will bear the cost of preparing, printing, assembling and mailing the proxy, proxy statement and other materials that may be sent to shareholders in connection with this solicitation. We have retained Mellon Investor Services, LLC, an outside proxy solicitation firm, in connection with the Annual Meeting and will pay $7,000 for its services. We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons.
How do I submit a proposal for the 2007 Annual Meeting of Shareholders?
      In order to be eligible for inclusion in our proxy materials for the 2007 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the principal executive office of the Company located at One Penn Plaza, Suite 4015, New York, New York 10119-4015, Attention: Paul R. Wood, Secretary, no later than December 11, 2006. Any such proposals shall be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.
      Our Board of Trustees will review any shareholder proposals that are timely submitted and will determine whether such proposals meet the criteria for inclusion in the proxy solicitation materials or for consideration at the 2007 Annual Meeting of Shareholders. In addition, the persons named in the proxies retain the discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before 45 days prior to the 2007 Annual Meeting of Shareholders, and also retain such authority under certain other circumstances.
What does it mean if I receive more than one proxy card?
      It means that you have multiple accounts at the transfer agent and/or with brokers. Please complete and return all proxy cards to ensure that all your shares are voted.
How do I receive future proxy materials electronically?
      If you are a shareholder of record, you may, if you wish, receive future proxy statements and annual reports online. To do so, please log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment. You will need to refer to your account number on the proxy card. If you later wish to receive the statements and reports by regular mail, this e-mail enrollment may be cancelled.

Can I find additional information on the Company’s website?
      Yes. Our website is located at www.lxp.com. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our code of business conduct and ethics, corporate governance guidelines, charters of board committees and reports that we file and furnish with the Securities and Exchange Commission (the “SEC”). Copies of our code of business conduct and ethics, corporate governance guidelines and charters of board committees also may be obtained by written request addressed to Lexington Corporate Properties Trust, One Penn Plaza, Suite 4015, New York, New York 10119-4015, Attention: Investor Relations.

SHARE OWNERSHIP OF PRINCIPAL SECURITY HOLDERS, TRUSTEES
AND EXECUTIVE OFFICERS
      The following table indicates, as of March 24, 2006, (a) the number of common shares beneficially owned by each person known by us to own in excess of five percent of the outstanding common shares, and (b) the percentage such shares represent of the total outstanding common shares. All shares were owned directly on such date with sole voting and investment power unless otherwise indicated.

	Beneficial Ownership of
Name of Beneficial Owner	Shares(1)		Percentage of Class

Deutsche Bank AG	3,913,100	(2)	7.4%
Franklin Resources, Inc.	3,569,405	(3)	6.4%
JPMorgan Chase & Co.	3,110,241	(4)	5.9%
Barclays Global Investors, NA, et. al.	2,853,640	(5)	5.4%
The Vanguard Group, Inc.	2,668,271	(6)	5.0%

(1)	For purposes of this table, a person is deemed to have “beneficial ownership” of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each beneficial owner named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other beneficial owner.

(2)	Based on information contained in a Schedule 13G filed with the SEC on February 7, 2006. According to such Schedule 13G, Deutsche Bank AG; RREEF America, L.L.C.; Deutsche Investment Management Americas; and Deutsche Asset Management Inc. (all located at Taunusanlage 12, D-60325, Frankfurt am Main, Federal Republic of Germany) are deemed to be the beneficial owners of an aggregate 3,913,100 common shares as a result of shares owned by the Private Clients and Asset Management business group of Deutsche Bank AG and its subsidiaries and affiliates.

(3)	Based on information contained in a Schedule 13G filed with the SEC on February 7, 2006. According to such Schedule 13G, Franklin Resources, Inc.; Charles B. Johnson; Rupert H. Johnson, Jr.; and Franklin Advisers, Inc. (all located at One Franklin Parkway, San Mateo, CA 94403) are deemed to be the beneficial owners of an aggregate 3,569,405 common shares as a result of shares owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of Franklin Resources, Inc. Includes 2,796,450 common shares that would result upon the conversion of 1,500,000 shares of beneficial interest designated as 6.50% Series C Cumulative Convertible Preferred Stock.

(4)	Based on information contained in a Schedule 13G filed with the SEC on February 10, 2006. According to such Schedule 13G, JPMorgan Chase & Co.; JPMorgan Chase Bank, National Association; J.P. Morgan Investment Management Inc.; and JPMorgan Investment Advisors Inc. are deemed to be the beneficial owners of an aggregate of 3,110,241 common shares as a result of one or more of the following (i) the right to receive dividends for such securities; (ii) the power to direct the receipt of dividends from such securities; (iii) the right to receive the proceeds from the sale of such securities; and (iv) the right to direct the receipt of proceeds from the sale of such securities.

(5)	Based on information contained in a Schedule 13G filed with the SEC on January 30, 2006. According to such Schedule 13G, (i) Barclays Global Investors, NA (45 Fremont Street, San Francisco, CA 94105), (ii) Barclays Global Fund Advisors (45 Fremont Street, San Francisco, CA 94105), (iii) Barclays Global Investors, Ltd (Murray House, 1 Royal Mint Court, London, EC3N 4HH), and (iv) Barclays Global Investors Japan Trust and Banking Company Limited (Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012 Japan), are deemed to be the beneficial owners of an aggregate of 2,853,640 common shares as a result of their holding common shares in trust accounts for the economic benefit of the beneficiaries of those accounts.

(6)	Based on information contained in a Schedule 13G filed with the SEC on February 13, 2006. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
      The following table indicates, as of March 24, 2006, (a) the number of common shares beneficially owned by each trustee and each named executive officer named in the Summary Compensation Table under “COMPENSATION OF EXECUTIVE OFFICERS” below, and by all trustees and named executive officers as a group, and (b) the percentage such shares represent of the total outstanding common shares. All shares were owned directly on such date with sole voting and investment power unless otherwise indicated.

	Beneficial Ownership of
Name of Beneficial Owner	Shares(1)		Percentage of Class

E. Robert Roskind	2,355,335	(2)	4.3%
Richard J. Rouse	535,245	(3)	1.0%
T. Wilson Eglin	465,400	(4)	*
Patrick Carroll	264,143	(5)	*
John B. Vander Zwaag	76,136	(6)	*
Geoffrey Dohrmann	27,472		*
Carl D. Glickman	197,053	(7)	*
James Grosfeld	11,489		*
Kevin W. Lynch	15,411		*
Stanley R. Perla	14,836		*
Seth M. Zachary	53,831		*
All trustees and named executive officers as a group (11 persons)	4,016,351		7.4%

*	Represents beneficial ownership of less than 1.0%

(1)	For purposes of this table, a person is deemed to have “beneficial ownership” of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each beneficial owner named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other beneficial owner.

(2)	Includes (i) 1,520,424 limited partnership units held by Mr. Roskind and entities controlled by Mr. Roskind in Lepercq Corporate Income Fund L.P. and Lepercq Corporate Income Fund II L.P., each of which is one of our operating partnership subsidiaries, which are currently exchangeable or will become exchangeable within 60 days from March 24, 2006, on a one-for-one basis, for common shares, (ii) 280,495 common shares held directly by Mr. Roskind, (iii) 202,749 common shares held directly by Mr. Roskind which are subject to performance and/or time-based vesting requirements, (iv) 167,843 common shares held in trust in which Mr. Roskind is beneficiary, (v) 33,620 common shares owned of record by The LCP Group, L.P., an entity controlled by Mr. Roskind, which Mr. Roskind disclaims beneficial ownership of to the extent of his pecuniary interest, and (vi) 150,204 common shares held by The Roskind Family Foundation, Inc., over which Mr. Roskind shares voting and investment power.

(3)	Includes (i) 101,438 limited partnership units held by Mr. Rouse in Lepercq Corporate Income Fund L.P. and Lepercq Corporate Income Fund II L.P., which are currently exchangeable or will become exchangeable within 60 days of March 24, 2006, on a one-for-one basis, for common shares, (ii) 93,476 common shares held directly by Mr. Rouse, (iii) 217,106 common shares held directly by Mr. Rouse which are subject to performance and/or time-based vesting requirements, and (iv) 123,225 common shares held in trust in which Mr. Rouse is beneficiary.

(4)	Includes (i) 58,429 common shares held directly by Mr. Eglin, (ii) 276,108 common shares held directly by Mr. Eglin which are subject to performance and/or time-based vesting requirements, and (iii) 130,863 common shares held in trust in which Mr. Eglin is beneficiary.

(5)	Includes (i) 24,778 common shares held directly by Mr. Carroll, (ii) 161,479 common shares held directly by Mr. Carroll which are subject to performance and/or time-based vesting requirements, and (iii) 77,886 common shares owned of record by Mr. Carroll’s wife, which Mr. Carroll disclaims beneficial ownership of.

(6)	Includes (i) 6,004 common shares held directly by Mr. Vander Zwaag, and (ii) 70,132 common shares held directly by Mr. Vander Zwaag which are subject to performance and/or time-based vesting requirements.

(7)	Includes options to purchase 10,000 common shares at an exercise price of $15.50 per share.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our trustees and executive officers to file initial reports of ownership and reports of changes in ownership of common shares and other equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Trustees and executive officers are required to furnish us with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to us and written representations from our trustees and executive officers, we believe that during the 2005 fiscal year our trustees and executive officers complied with all Section 16(a) filing requirements applicable to them, except that (i) the sale by Mr. Eglin of 16,100 common shares on May 12, 2005 was inadvertently reported late on May 17, 2005 and (ii) the exercise by Mr. Glickman of options to purchase 10,000 common shares on November 29, 2005 was inadvertently reported late on January 6, 2006. Upon discovery, these transactions were promptly reported.

PROPOSAL NO. 1
ELECTION OF TRUSTEES
Board of Trustees
      Our Board of Trustees currently consists of nine trustees and each of our current trustees is nominated to be elected at the Annual Meeting with respect to which this proxy statement is being distributed. Election of our trustees requires the affirmative vote of a plurality of the votes cast by the Shareholders entitled to vote. The nine nominees for trustee are E. Robert Roskind, Richard J. Rouse, T. Wilson Eglin, Geoffrey Dohrmann, Carl D. Glickman, James Grosfeld, Kevin W. Lynch, Stanley R. Perla and Seth M. Zachary. Each nominee has consented to being named in this proxy statement and to serve if elected. Background information relating to the nominees for election appears below.
      The enclosed proxy, if properly completed, signed, dated and returned, and unless authority to vote is withheld or a contrary vote is indicated, will be voted FOR the election of these nine nominees. In the event any such nominee becomes unavailable for election, votes will be cast, pursuant to authority granted by the enclosed proxy, for such substitute nominee as may be designated by our Board of Trustees. All trustees serve for a term of one year (or until our 2007 Annual Meeting of Shareholders) and until their respective successors are elected.
      The following information relates to the nominees for election as our trustees:

Name	Business Experience

E. ROBERT ROSKIND Age 61	Mr. Roskind has served as our Chairman since October 1993 and was our Co- Chief Executive Officer from October 1993 to January 2003. Mr. Roskind also serves as Chairman of Lexington Strategic Asset Corp. (“LSAC”), a private company externally managed by one of our subsidiaries. Mr. Roskind founded The LCP Group, L.P. (“LCP”), a real estate advisory firm, in 1973 and has been its Chairman since 1976. Mr. Roskind spends approximately 25% of his business time on the affairs of LCP and its subsidiaries; however, Mr. Roskind prioritizes his business time to address our needs ahead of LCP and its subsidiaries. LCP has been the general partner of various limited partnerships with which we have had prior dealings. Mr. Roskind received his B.S. in 1966 from the University of Pennsylvania and is a 1969 Harlan Fiske Stone Graduate of the Columbia Law School.
RICHARD J. ROUSE Age 60	Mr. Rouse has served as our Chief Investment Officer since January 2003, as our Vice Chairman since April 1996 and as a trustee since October 1993. Mr. Rouse served as our President from October 1993 to April 1996, and as our Co-Chief Executive Officer from October 1993 to January 2003. Mr. Rouse also serves as Chief Investment Officer of LSAC. Mr. Rouse graduated from Michigan State University in 1968 and received his M.B.A. in 1970 from the Wharton School of Finance and Commerce of the University of Pennsylvania.
T. WILSON EGLIN Age 41	Mr. Eglin has served as our Chief Executive Officer since January 2003, our Chief Operating Officer since October 1993, as our President since April 1996 and as a trustee since May 1994. Mr. Eglin served as one of our Executive Vice Presidents from October 1993 to April 1996. Mr. Eglin also serves as Chief Executive Officer and President and is a director of LSAC. Mr. Eglin received his B.A. from Connecticut College in 1986.

Name	Business Experience

GEOFFREY DOHRMANN Age 55	Mr. Dohrmann has served as a trustee since August 2000. Mr. Dohrmann co- founded Institutional Real Estate, Inc., a real estate-oriented publishing and consulting company in 1987 and is currently its Chairman and Chief Executive Officer. Mr. Dohrmann also belongs to the advisory boards for the National Real Estate Index, The Journal of Real Estate Portfolio Management and Center for Real Estate Enterprise Management. Mr. Dohrmann is also a fellow of the Homer Hoyt Institute and holds the Counselors of Real Estate (CRE) designation.
CARL D. GLICKMAN Age 79	Mr. Glickman has served as a trustee since May 1994. Mr. Glickman has been President of The Glickman Organization, a real estate development and management firm, since 1953. Mr. Glickman is a Director and a member of the Audit Committee of the Board of Directors of Bear Stearns Companies, Inc.
JAMES GROSFELD Age 68	Mr. Grosfeld has served as a trustee since November 2003. He also serves as a Director and member of the Audit Committee of the Board of Directors of Copart, Inc. and a Director of BlackRock, Inc. He has served on the Advisory Board of the Federal National Mortgage Association and as Director of Interstate Bakeries Corporation and Addington Resources. He was Chairman and Chief Executive Officer of Pulte Home Corporation from 1974 to 1990. He received his B.A. from Amherst College in 1959 and L.L.B. from Columbia Law School in 1962.
KEVIN W. LYNCH Age 53	Mr. Lynch has served as a trustee from May 2003 to the present and from May 1996 to May 2000. Mr. Lynch co-founded and has been a Principal of The Townsend Group since 1983. The Townsend Group is a real estate consulting firm to institutional investors in the United States. Mr. Lynch is a frequent industry speaker and member of the Pension Real Estate Association and the National Council of Real Estate Investment Fiduciaries. He currently sits on the Real Estate Advisory Board for New York University and is a Director and a member of the Audit Committee of the Board of Directors of First Industrial Realty Trust.
STANLEY R. PERLA Age 62	Mr. Perla has served as a trustee since August 2003. Mr. Perla, a licensed Certified Public Accountant, was a partner for Ernst & Young LLP, a public accounting firm from September 1978 to June 2003. He served as Ernst & Young’s National Director of Real Estate Accounting as well as on Ernst & Young’s National Accounting and Auditing Committee. Mr. Perla is currently Vice President — Director of Internal Audit for Vornado Realty Trust. He is an active member of the National Association of Real Estate Investment Trusts and the National Association of Real Estate Companies. Mr. Perla is also a Trustee and Chairman of the Audit Committee of the Board of Trustees of American Mortgage Acceptance Company and a Director and Chairman of the Audit Committee of the Board of Directors of Madison Harbor Balanced Strategies, Inc.
SETH M. ZACHARY Age 53	Mr. Zachary has served as a trustee since November 1993. Since 1987, Mr. Zachary has been a partner, and is currently the Chairman, of the law firm Paul, Hastings, Janofsky & Walker LLP, our outside counsel.

MANAGEMENT AND CORPORATE GOVERNANCE
Our Board of Trustees
      Our Board of Trustees held twelve meetings during the fiscal year ended December 31, 2005. Each trustee attended at least 75% of the aggregate of the total number of meetings of our Board of Trustees and all committees of the Board of Trustees on which he served. Our Board of Trustees is comprised of nine trustees, a majority of whom our Board of Trustees has determined are “independent” as defined by the applicable listing standards of the New York Stock Exchange.
      We expect all trustees to attend each annual general meeting of shareholders, but from time to time other commitments prevent all trustees from attending each meeting. All trustees that were trustees at such time attended the most recent annual general meeting of shareholders, which was held on May 24, 2005.
Trustee Independence
      Our Board of Trustees has adopted the following categorical standards for independence:

•	A trustee who is, or has been within the last three years, an employee of the Company, or whose immediate family member is, or has been within the last three years an executive officer, of the Company may not be deemed independent. Employment as an interim Chairman, Chief Executive Officer or other executive officer will not disqualify a trustee from being considered independent following that employment.

•	A trustee who has received, or who has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than trustee and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent. Compensation received by a trustee for former service as an interim Chairman, Chief Executive Officer or other executive officer and compensation received by an immediate family member for service as a non-executive employee of the Company will not be considered in determining independence under this test.

•	(A) A trustee who is, or whose immediate family member is, a current partner of a firm that is the Company’s internal or external auditor; (B) a trustee who is a current employee of such a firm; (C) a trustee who has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) a trustee who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time may not be deemed independent.

•	A trustee who is, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the time serves or served on that company’s compensation committee may not be deemed independent.

•	A trustee who is a current employee, general partner or significant equity holder (i..e., in excess of 10%), or whose immediate family member is a current executive officer, general partner or significant equity holder (i.e., in excess of 10%), of an entity that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million or 2% of such other entity’s consolidated gross revenues, may not be deemed independent.

•	A trustee who is, or whose immediate family member is, affiliated with or employed by a tax-exempt entity that received significant contributions (i.e., more than 2% of such entity’s consolidated gross revenues or more than $1.0 million in a single fiscal year, whichever amount is lower) from the Company, any of its affiliates, any executive officer or any affiliate of an executive officer within the preceding twelve-month period may not be deemed independent, unless the contribution was approved in advance by the Board of Trustees.

      For purposes of these categorical standards:

•	“affiliate” means any consolidated subsidiary of the Company and any other entity that controls, is controlled by or is under common control with the Company, as evidenced by the power to elect a majority of the board of directors or comparable governing body of such entity;

•	“executive officer” means an “officer” within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended; and

•	“immediate family” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.
      Pursuant to our Corporate Governance Guidelines, our Board of Trustees, acting through the Nominating and Corporate Governance Committee, undertook its annual review of trustee independence in the first quarter of 2006. During this review, our Board of Trustees, in light of the categorical standards set forth above (which are also documented in our Corporate Governance Guidelines), considered transactions and relationships between each trustee or any member of his or her immediate family and us and our subsidiaries and affiliates, including those under “Certain Relationships and Related Transactions” and “Certain Business Relationships,” below. Our Board of Trustees also considered whether there were any transactions or relationships between a trustee or any member of his immediate family (or any entity of which a trustee or an immediate family member is an executive officer, general partner or significant equity holder) and members of our senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with the determination that a trustee is independent.
      As a result of this review, our Board of Trustees affirmatively determined that all of the trustees nominated for election at the Annual Meeting are independent of us and our management under the standards set forth in our Corporate Governance Guidelines, with the exception of Messrs. Roskind, Rouse and Eglin. Messrs. Roskind, Rouse and Eglin are considered inside trustees because of their employment as senior executives of the Company.
Committees of our Board of Trustees
      Our Board of Trustees has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee.
      Audit Committee. The principal functions of the Audit Committee are described below under the heading “Audit Committee Report.” The Audit Committee members are Messrs. Perla (Chairman), Dohrmann and Lynch, each of whom were determined by our Board of Trustees to be “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and the applicable listing standards of the New York Stock Exchange. Our Board of Trustees has determined that Mr. Perla qualifies as an “Audit Committee Financial Expert” in accordance with Item 401(h) of Regulation S-K. None of the current Audit Committee members serves on the audit committees of more than three publicly registered companies. During the fiscal year ended December 31, 2005, the Audit Committee met thirteen times, including quarterly telephonic meetings with management and our independent registered public accounting firm, to discuss matters concerning, among other matters, financial accounting matters, the audit of our consolidated financial statements for the year ended December 31, 2005, and the adequacy of our internal controls over financial reporting.
      Compensation Committee. The principal functions of the Compensation Committee are to determine the compensation for our executive officers and to administer and review our incentive compensation plans. The Compensation Committee members are Messrs. Lynch (Chairman), Grosfeld and Perla, each of whom were determined by our Board of Trustees to be “independent” as defined by the applicable listing standards of the New York Stock Exchange. During the fiscal year ended December 31, 2005, the Compensation Committee met three times.
      Nominating and Corporate Governance Committee. The principal functions of the Nominating and Corporate Governance Committee are to identify individuals qualified to become trustees and/or executive officers, monitor corporate governance guidelines, lead the annual review of our Board of Trustees and make recommendations for service on all other committees. The Nominating and Corporate Governance Committee members are Messrs. Dohrmann (Chairman), Grosfeld and Glickman, each of whom were determined by our Board of Trustees to be “independent” as defined by the applicable listing standards of the New York Stock Exchange. During the fiscal year ended December 31, 2005, the Nominating and Corporate Governance Committee met three times. The Nominating and Corporate Governance Committee does not currently intend to consider trustee nominations by shareholders.
      Our Board of Trustees believes that the Nominating and Corporate Governance Committee is qualified and in the best position to identify, review, evaluate and select qualified candidates for membership on our Board of Trustees based on the criteria described in the next paragraph.
      In recommending candidates for membership on our Board of Trustees, the Nominating and Corporate Governance Committee’s assessment includes consideration of issues of judgment, diversity, age, expertise and experience. The Nominating and Corporate Governance Committee also considers other relevant factors as it deems appropriate. Generally, qualified candidates for board membership should (i) demonstrate personal integrity and moral character, (ii) be willing to apply sound and independent business judgment for the long-term interests of shareholders, (iii) possess relevant business or professional experience, technical expertise or specialized skills, (iv) possess personality traits and background that appear to fit with those of the other trustees to produce a collegial and cooperative environment, (v) be responsive to our needs, and (vi) have the ability to commit sufficient time to effectively carry out the substantial duties of a trustee. After completing this evaluation and review, the Nominating and Corporate Governance Committee makes a recommendation to our Board of Trustees as to the persons who should be nominated by our Board of Trustees, and our Board of Trustees determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.
      Executive Committee. The principal function of the Executive Committee is to exercise the authority of our Board of Trustees regarding routine matters performed in the ordinary course of business. As of December 31, 2005, the Executive Committee was comprised of Messrs. Glickman (Chairman), Eglin and Roskind. During the fiscal year ended December 31, 2005, the Executive Committee met once.
Lead Trustee and Shareholder Communications
      The Lead Trustee of our Board of Trustees presides at all regularly-scheduled executive sessions of the non-management members or independent members of our Board of Trustees. Mr. Glickman is currently the Lead Trustee of our Board of Trustees.
      Interested parties wishing to communicate directly with our Board of Trustees, an individual trustee, the Lead Trustee or the non-management members of our Board of Trustees as a group should address their inquires to our General Counsel by mail sent to our principal executive office located at One Penn Plaza, Suite 4015, New York, New York 10119-4015. The mailing envelope should contain a clear notification indicating that the enclosed letter is a “Shareholder-Board Communication,” “Shareholder-Trustee Communication,” “Shareholder-Lead Trustee Communication” or “Shareholder-Non-Management Trustee Communication,” as the case may be. Except for resumes, sales and marketing communications, or notices regarding seminars or conferences, all communications will be promptly relayed to the appropriate recipient(s).

Period Reports, Code of Ethics, Committee Charters and Corporate Governance Guidelines
      The Company’s Internet address is www.lxp.com. We make available free of charge through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such materials with the Securities and Exchange Commission. We also have made available on our website copies of our current Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Code of Business Conduct and Ethics, and Corporate Governance Guidelines. In the event of any changes to these charters or the code or the guidelines, changed copies will also be made available on our website.
      You may request a copy of any of the documents referred to above (excluding exhibits), at no cost, by contacting us at the following address or telephone number:

Lexington Corporate Properties Trust
Attention: Investor Relations
One Penn Plaza, Suite 4015
New York, NY 10119-4015
(212) 692-7200
      In addition, the charter of the Audit Committee, which was revised as of March 14, 2006, is attached as Annex A to this proxy statement.
Certain Relationships and Related Transactions
      Each of our trustees and executive officers has entered into an indemnification agreement with the Company. Pursuant to these agreements, we agree to indemnify each trustee and executive officer who is a party to such an agreement against any and all judgments, penalties, fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by the trustee or executive officer in such capacity or in a similar capacity for any other entity at our request. These agreements include certain limitations on our obligations in certain circumstances, particularly in situations in which such indemnification is prohibited or limited by applicable law.
      On September 9, 2005, Lexington Strategic Asset Corp. (“LSAC”), then a wholly-owned subsidiary of the Company, granted awards (the “Awards”) under the Lexington Strategic Asset Corp. 2005 Equity Incentive Plan (the “LSAC Equity Plan”) in the aggregate amount of 308,000 shares of common stock, par value $0.0001 per share, of LSAC (“LSAC Common Stock”) to certain executive officers of LSAC, who are also executive officers of the Company, at a purchase price of $0.50 per share, as follows:

Number of Restricted
Executive	Shares of LSAC Common Stock

E. Robert Roskind	70,000
T. Wilson Eglin	70,000
Richard J. Rouse	63,000
Patrick Carroll	52,500
John B. Vander Zwaag	52,500
      On September 30, 2005, LSAC and each of the executives listed above entered into rescission of restricted share award agreements (the “Rescission Agreements”). Pursuant to the Recession Agreements, LSAC and each executive agreed to rescind a portion of the Awards equaling 114,400 shares of LSAC Common Stock in the aggregate (the “Rescission”).

      Following the Rescission, the executives held the following shares of LSAC Common Stock:

Number of Restricted
Executive	Shares of LSAC Common Stock

E. Robert Roskind	44,000
T. Wilson Eglin	44,000
Richard J. Rouse	39,600
Patrick Carroll	33,000
John B. Vander Zwaag	33,000
      These shares of LSAC Common Stock vest and become transferable ratably at the end of each calendar quarter during the period beginning on the date of purchase and ending on December 31, 2008. These shares of LSAC Common Stock will also vest and become transferable if, during the vesting period, the Executive’s appointment ends on account of death, disability or following a change in control of LSAC. While unvested, these shares of LSAC Common Stock are subject to a call right by LSAC upon termination or resignation by the executive for the lower of the purchase price paid by the executive for the unvested shares of LSAC Common Stock or the then fair market value of the shares of LSAC Common Stock.
      On October 6, 2005, LXP Advisory LLC, an indirect subsidiary of the Company and external advisor to LSAC, received 100 Class B Units of LSAC Operating Partnership L.P. (“LSAC OP”), an operating partnership subsidiary of LSAC, in connection with an advisory agreement between LXP Advisory LLC and LSAC. Class B Units are entitled to quarterly incentive distributions paid in cash in arrears in an amount equal to (i) 25% of the amount by which (a) adjusted pre-tax net income per share (as defined in the partnership agreement of LSAC OP) for such quarter exceeds (b) an amount equal to (x) the weighted average of the offering price per share of LSAC Common Stock sold in LSAC’s private offering and issued to the Company in exchange for certain assets in October 2005, the offering prices per share of LSAC Common Stock in any subsequent offerings and the agreed upon value of operating partnership units in LSAC OP issued in connection with any acquisition, multiplied by (y) the greater of (1) 2.25% and (2) 0.75% plus one fourth of the 10-year U.S. treasury rate (as defined in the partnership agreement of LSAC OP) for such quarter, multiplied by (ii) the fully diluted weighted average number of shares of LSAC Common Stock outstanding during such quarter.
      LXP Advisory LLC allocated 35.2 Class B Units of the 100 Class B Units it received to certain of the Company’s executive officers as follows:

Number of
Executive	Class B Units

E. Robert Roskind	8
T. Wilson Eglin	8
Richard J. Rouse	7.2
Patrick Carroll	6
John B. Vander Zwaag	6
      As of the date hereof, LSAC OP has not made any incentive distributions.
Certain Business Relationships
      Seth M. Zachary, who is presently serving as a member of our Board of Trustees and is a nominee to serve as a trustee until the 2007 Annual Meeting of Shareholders, is Chairman of Paul, Hastings, Janofsky & Walker LLP, which is our outside counsel. We, including all of our non-consolidated subsidiaries, paid Paul, Hastings, Janofsky & Walker LLP approximately $3.0 million for services during 2005. We intend to continue to retain the services of Paul, Hastings, Janofsky & Walker LLP for general, real estate, corporate, tax and other matters.

Charitable Contributions
      We did not make any charitable contribution to any tax exempt organization in which any independent trustee serves as an executive officer.
Compensation Committee Interlocks and Insider Participation
      As of December 31, 2005, the Compensation Committee consisted of Messrs. Lynch (Chairman), Grosfeld and Perla. None of Messrs. Lynch, Grosfeld or Perla are or have been executive officers of the Company.
Report of the Audit Committee of our Board of Trustees
      The Audit Committee of the Board of Trustees is responsible for providing independent, objective oversight of our accounting functions and internal controls. The Audit Committee is composed of three trustees each of whom is independent as independence is defined in the New York Stock Exchange’s listing rules. The Audit Committee operates under a written charter approved by our Board of Trustees, a copy of which is available on the Company’s Internet address located at www.lxp.com, under “Investor Relations/ Corporate Governance.” In addition, the charter of the Audit Committee, which was revised as of March 14, 2006, is attached as Annex A to this proxy statement. Such document is not deemed incorporated by reference into this proxy statement.
      Management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, attesting to management’s assessment of, and the effectiveness of, the Company’s internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee charter is designed to assist the Audit Committee in complying with applicable provisions of the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange’s listing rules, all of which relate to corporate governance and many of which directly or indirectly affect the duties, powers and responsibilities of the Audit Committee. Among these duties, powers and responsibilities of the Audit Committee as provided in the Audit Committee charter, the Audit Committee:

•	has sole power and authority concerning the engagement and fees of independent registered public accounting firms,

•	reviews with the independent registered public accounting firm the scope of the annual audit and the audit procedures to be utilized,

•	pre-approves audit and permitted non-audit services provided by the independent registered public accounting firm,

•	reviews the independence of the independent registered public accounting firm,

•	reviews the adequacy of the Company’s internal accounting controls, and

•	reviews accounting, auditing and financial reporting matters with the Company’s independent registered public accounting firm and management.
      In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2005 audited consolidated financial statements. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61. The Audit Committee also received written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit

Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.
      Consistent with Securities and Exchange Commission policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.
      During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.
      Pursuant to the Audit Committee charter, the Audit Committee is responsible for the pre-approval of all auditing services and, to the extent permitted under applicable law, non-audit services to be provided to the Company by the independent registered public accounting firm engaged by the Company. The Chairperson of the Audit Committee is delegated the authority to grant such pre-approvals. The decisions of the Chairperson to pre-approve any such activity are presented to the Audit Committee at the next scheduled meeting. In accordance with the foregoing, the retention by management of the independent registered accounting firm engaged by the Company for tax consulting services for specific projects is pre-approved, provided, that the cost of any such retention does not exceed $20,000 and the annual cost of all such retentions does not exceed $50,000.
      Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm referred to above, and the Audit Committee’s review of the representations of management, the Audit Committee recommended that our Board of Trustees include the December 31, 2005 audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 14, 2006.

Audit Committee of the Board of Trustees

Stanley R. Perla, Chairman
Geoffrey Dohrmann
Kevin W. Lynch
Report of the Compensation Committee of our Board of Trustees
      For the fiscal year ended December 31, 2005, all matters concerning executive compensation for the Chairman, Chief Executive Officer and other executive officers were considered and acted upon by the Compensation Committee of the Board of Trustees.
      Compensation Philosophy. The Company’s compensation program for executive officers is based upon a desire to achieve both its short-term and long-term business goals and strategies with a view to enhancing shareholder value. To achieve its goals, the Company recognizes that it must adopt a compensation program which will attract, retain and motivate qualified and experienced executive officers, and that its compensation program should align the financial interests of its executive officers with those of its shareholders.
      Compensation of Executive Officers (other than the Chief Executive Officer). In approving the annual salary for the executive officers of the Company (other than the Chief Executive Officer) for 2005, the Compensation Committee considered several factors, including the scope of the individual’s responsibilities, competitive payment practices, the historical financial results of the Company and the anticipated financial performance of the Company. The compensation determination for each individual was largely subjective and no specific weight was given to any particular factor. In addition to their base salaries, these executive officers of the Company receive discretionary bonuses tied to the overall performance of the Company and their individual performances. In this regard, the Compensation Committee established specific performance goals for the payment of discretionary bonuses which are based on the per share growth in cash available for distributions and total annual shareholder return, and also considered the results of a compensation study prepared for the Company by an independent outside compensation consulting firm (as described further below).
      Compensation of Chief Executive Officer. As with the other executive officers, the Compensation Committee determined the annual salary for the Chief Executive Officer based upon a number of factors and criteria, including the historical financial results of the Company, the anticipated financial performance of the Company and the requirements of the Chief Executive Officer. The compensation determination for the Chief Executive Officer was largely subjective, and no specific weight was given to any particular factor. The Chief Executive Officer of the Company is also eligible to receive discretionary bonuses tied to the overall performance of the Company and his individual performance. The Compensation Committee has established specific performance goals for the payment of discretionary bonuses which are the same as for the other executive officers of the Company, and also considered the results of a compensation study prepared for the Company by an independent outside compensation consulting firm (as described further below).
      1998 Share Option Plan and 2002 Equity-Based Award Plan. The Company had traditionally provided its executive officers with the opportunity to acquire significant equity stakes in its growth and prosperity through the grant of common share options. Based in part on the results of a compensation study prepared for the Company by an independent outside compensation consulting firm, the Compensation Committee determined that it is in the Company’s best interest to cease granting options to its executive officers under its existing plans (the 1998 Share Option Plan and the 2002 Equity-Based Award Plan) effective January 1, 2003. However, other forms of compensation, including common share awards which are subject to a vesting schedule, may be and have been granted to the Company’s executive officers under the 2002 Equity-Based Award Plan and the 1998 Share Option Plan.
      Compensation Study. In 2005, the Compensation Committee retained the services of an independent outside compensation consulting firm to review the Company’s existing executive compensation program and to develop recommendations for bonuses in respect of 2005 and salary and long-term incentive programs for 2006.

Compensation Committee of the Board of Trustees

Kevin W. Lynch, Chairman
James Grosfeld
Stanley R. Perla

COMPENSATION OF EXECUTIVE OFFICERS
Summary of Cash and Certain Other Compensation.
      Summary Compensation Table. The following table sets forth the summary compensation to our Chairman, our Chief Executive Officer and our three other most highly paid executive officers for the calendar years 2005, 2004 and 2003.
SUMMARY COMPENSATION TABLE

					Long-Term Compensation

							Payouts
					Awards

		Annual		Other			Long Term
		Compensation		Annual	Restricted	Securities	Incentive	All Other
	Fiscal			Compen-	Share	Underlying	Plan	Compen-
Name and	Year		Bonus	sation	Awards	Options	Payouts	sation
Principal Position	Ended	Salary($)	($)(1)	($)	($)(2)	(#)(3)	($)	($)(4)

E. Robert Roskind	12/31/05	425,000	28,158	—	1,526,363	—	—	2,112
Chairman of the Board of	12/31/04	380,000	27,083	—	1,095,126	—	—	2,112
Trustees	12/31/03	350,000	23,583	—	752,865	—	—	2,112
T. Wilson Eglin	12/31/05	425,000	28,158	—	1,391,470	—	—	1,314
Chief Executive Officer,	12/31/04	380,000	154,254	—	822,440	—	—	1,314
President and Chief	12/31/03	310,000	238,658	—	1,466,346	—	—	1,314
Operating Officer
Richard J. Rouse	12/31/05	410,000	27,533	—	1,126,832	—	—	2,727
Vice Chairman and	12/31/04	370,000	150,491	—	754,883	—	—	2,727
Chief Investment Officer	12/31/03	300,000	231,250	—	1,459,048	—	—	2,752
Patrick Carroll	12/31/05	300,000	22,950	—	918,306	—	—	712
Chief Financial Officer,	12/31/04	275,000	114,740	—	659,345	—	—	712
Treasurer and Executive	12/31/03	250,000	194,208	—	925,030	—	—	852
Vice President
John B. Vander Zwaag(5)	12/31/05	290,000	428,050	—	613,453	—	—	—
Executive Vice President	12/31/04	265,000	207,591	—	343,230	—	—	—
	12/31/03	—	—	—	—	—	—	—

(1)	Bonus amounts include amounts contributed at our election pursuant to our plan established under Section 401(k) of the Internal Revenue Code of 1986, as amended, and year-end cash awards at the discretion of the Compensation Committee of our Board of Trustees.

(2)	Restricted share awards of common shares generally vest ratably over five years; however, certain shares vest after five years while others only vest if certain performance criteria are met. Restricted share awards are generally valued at the fair market value of the common shares on the date of grant.

(3)	Options to acquire common shares at exercise prices equal to the fair market value of the common shares on the grant dates.

(4)	Amount represents the dollar value of life insurance premiums paid by us during the applicable fiscal year with respect to portable life insurance policies for the life of the named executive officer. Does not include premiums paid by us under company-sponsored health care insurance, dental insurance, long-term disability insurance and life insurance available to all employees.

(5)	Mr. Vander Zwaag was elected Executive Vice President in February 2004.
      Share Options. No common share options were granted during the fiscal year ended December 31, 2005 to any of the executive officers named in the Summary Compensation Table. Since our inception, we have not granted any share appreciation or dividend equivalent rights.

      Option Exercises/Value of Unexercised Options. The following table sets forth certain information concerning the exercise of common share options during the fiscal year ended December 31, 2005 by the executive officers named in the Summary Compensation Table, and the year-end value of unexercised options held by such persons.
SHARE OPTION EXERCISES IN FISCAL YEAR 2005
AND FISCAL YEAR-END OPTION VALUES

					Value of Unexercised
	Shares		Number of Unexercised		in-the-Money Options
	Acquired		Options at Fiscal Year-End		at Fiscal Year-End
	on	Value
	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Name	(#)	($)	(#)	(#)	($)	($)

E. Robert Roskind	12,500	75,875	—	—	—	—
T. Wilson Eglin	12,500	75,875	—	—	—	—
Richard J. Rouse	12,500	75,875	—	—	—	—
Patrick Carroll	15,175	87,863	—	—	—	—
John B. Vander Zwaag	—	—	—	—	—	—
2006 Base Salaries, 2005 Performance Bonuses and 2006 Long-Term Incentive Awards.
      In January 2006, the Company granted increases in annual base salaries for calendar year 2006, performance bonuses with respect to calendar year 2005 and long-term incentive awards in the form of grants of non-vested common shares under the Company’s 1998 Share Option Plan, to the named executive officers, as follows:

			2005
	2006		Performance	Value of Long-
	Salary	New 2006	Bonus	Term Incentive
Name and Title	Increase	Base Salary	Award	Award

E. Robert Roskind — Chairman	$25,000	$450,000	$612,000	$1,000,000
T. Wilson Eglin — Chief Executive Officer, President and Chief Operating Officer	50,000	475,000	612,000	2,000,000
Richard J. Rouse — Vice Chairman and Chief Investment Officer	40,000	450,000	590,400	1,000,000
Patrick Carroll — Executive Vice President, Chief Financial Officer and Treasurer	25,000	325,000	432,000	800,000
John B. Vander Zwaag — Executive Vice President	25,000	315,000	417,600	706,500
      Performance Bonus Awards. In addition to their base salaries and long-term incentive awards, the named executive officers received bonus awards tied to the Company’s overall performance and their individual performances.
      Messrs. Roskind, Eglin, Rouse and Carroll were paid a portion of the performance bonus, equal to two weeks of their salary, in cash, as part of a company-wide “holiday pay.” The remainder of their performance bonus was awarded in non-vested common shares that vest in equal installments on each of the next five anniversary dates of the award. Each award is governed by a non-vested share agreement. The vesting of the non-vested common shares may accelerate upon certain events. The non-vested common shares are entitled to voting rights and receive dividends. The number of common shares issued was determined by dividing (x) the sum of the amount of the bonus as specified above less the portion paid in cash by (y) the closing price of the common shares on the New York Stock Exchange on January 17, 2006 ($22.10 per share), the first closing price after the performance bonus amounts were preliminarily approved by the Board of Trustees. Mr. Vander Zwaag’s performance bonus, inclusive of the company-wide “holiday pay,” was paid entirely in cash.
      Long-Term Incentive Awards. The total long-term incentive award granted to each named executive officer was allocated 50% as a time-based award and 50% as a performance-based award. Each award is governed by non-vested share agreement.
      Pursuant to the non-vested share agreement, the time-based awards and the performance-based awards will vest in full on the fifth anniversary of the date of the award, provided certain performance targets are met, with regard to the performance-based awards. The performance-based awards require that the Company achieve certain pre-determined financial hurdles in each of the five years the non-vested shares vest. The financial hurdles are based upon total return to shareholders (“TRS”). For the applicable non-vested shares to vest, the Company’s TRS must exceed certain market benchmarks. The formula incorporates a carryback/carryforward feature that would, in essence, average the TRS performance over the five-year vesting period. The vesting of both time-based awards and performance-based awards may accelerate upon certain events. The non-vested common shares are entitled to voting rights and receive dividends. The number of common shares issued was determined by dividing the value of the award as specified above by the closing price of the common shares on the New York Stock Exchange on January 17, 2006 ($22.10 per share), the first closing price after the performance bonus amounts were preliminarily approved by the Board of Trustees.
      LSAC Compensation. As discussed above under “Certain Relationships and Related Transactions,” during 2005, the executive officers named in the summary compensation table also purchased LSAC Common Stock and were allocated Class B Units in LSAC OP.
Out-Performance Plan
      The Compensation Committee and the Board of Trustees are considering the establishment of an Outperformance Plan (the “OP Plan”), through which certain of our executives can receive equity awards if the Company generates superior returns for its shareholders. The OP Plan will be performance-based, utilizing TRS as the measurement criteria. Awards under the OP Plan will be paid in non-vested common shares, with the amount awarded to be based on the value created for shareholders in excess of certain performance thresholds. Once formal documentation of the OP Plan is prepared and approved, the terms and documentation of the OP Plan and any awards made under the OP Plan will be disclosed.
Employment Agreements
      The Company has entered into an employment agreement with each of Messrs. Roskind, Rouse, Eglin, Carroll, and Vander Zwaag, as well as Mr. Paul R. Wood, Vice President, Chief Accounting Officer and Secretary. Each such agreement sets forth the terms of the named officer’s employment by the Company including compensation and benefits. In addition, pursuant to each agreement, upon the occurrence of a “change in control” of the Company (including a change in ownership of more than fifty percent of the total combined voting power of the Company’s outstanding securities, the sale of all or substantially all of the Company’s assets, dissolution of the Company, the acquisition, except from the Company, of 20% or more of the common shares or voting shares of the Company or a change in the majority of the Board of Trustees), the named officers would be entitled to severance benefits equal to three times (for Messrs. Roskind, Rouse, Eglin, Carroll and Vander Zwaag), and one time (for Mr. Wood), the officers’ current annual base salary and recent annual bonus, as defined.
      In addition, the Company will, at its expense, provide continued health care coverage under the Company’s medical and dental plans to the officers referenced above and eligible dependents for three years for Messrs. Roskind, Rouse, Eglin, Carroll and Vander Zwaag, and one year for Mr. Wood.
Compensation of Trustees
      Each of our non-employee trustees receives an annual fee of $25,000 for service as a trustee. Such trustees currently also receive $1,000 for each meeting of our Board of Trustees or any committee thereof attended by the trustee and reimbursement for expenses incurred in attending such meetings, and $500 for telephonic meetings of our Board of Trustees or any committee thereof attended by the trustee, which has been increased to $1,000 for 2006. In addition, the chairpersons of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee and the Lead Trustee currently receive an additional $10,000 per annum. Pursuant to our 1994 Outside Director Stock Plan, as amended, each non-employee trustee is required to receive not less than 50% of such trustee’s fees in common shares based on a per share value equal to 95% of the trading value of common shares as of the date of payment. During 2005, all trustees elected to receive 100% of their trustee fees in common shares. Effective January 1, 2003, all non-employee trustees received annually, in addition to the fees described above, 2,000 common shares, which was increased to 2,500 common shares for 2005 and was further increased to 3,000 common shares for 2006.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee of the Board of Trustees will submit its recommendation with respect to the engagement of our independent registered public accounting firm for the year ending December 31, 2006 at the meeting of the full Board of Trustees, which is expected to take place during the Company’s second fiscal quarter. KPMG LLP has been the Company’s independent registered public accounting firm since 1993.
      Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, the Company is submitting the selection of KPMG LLP to the Shareholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the Audit Committee in its discretion may appoint an alternative independent registered public accounting firm if it deems such action appropriate. If the Shareholders do not ratify the Audit Committee’s selection, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.
      KPMG LLP was engaged to perform the annual audit of our consolidated financial statements for the calendar year ended December 31, 2005. There are no affiliations between us and KPMG LLP’s partners, associates or employees, other than as pertaining to KPMG LLP’s engagement as our independent registered public accounting firm. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.
      The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for each of 2005 and 2004, and fees billed for other services rendered by KPMG LLP.

	2005		2004

Audit fees	$888,450		$909,444
Audit-related fees	514,169	(1)	215,069	(2)

Total audit and audit related fees	$1,402,619		$1,124,513
Tax fees(3)	$262,400		$152,500
All other fees	1,500	(4)	12,629	(5)

Total fees	$1,666,519		$1,289,642

(1)	2005 audit-related fees include services rendered relating to our 2005 common and preferred share offerings and audits of joint ventures.

(2)	2004 audit-related fees include services rendered relating to our 2004 common and preferred share offerings and audits of joint ventures.

(3)	Tax fees consisted of fees for tax compliance and preparation services.

(4)	Relates to a licensing fee paid by the Company to KPMG for accounting research software.

(5)	Relates to (i) $1,629 for a licensing fee paid by the Company to KPMG for accounting research software and (ii) $11,000 for tax consulting services.
      The Audit Committee has determined that the non-audit services provided by the independent registered public accounting firm are compatible with maintaining the accountants’ independence. The percentage of services set forth above in the categories “Audit-related fees,” “Tax fees” and “All other fees” that were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of the Exchange Act (relating to the approval of non-audit services after the fact but before completion of the audit) was 0%.
      The Audit Committee of the Board of Trustees must pre-approve the audit and non-audit services performed by the Company’s independent registered public accounting firm, and has adopted appropriate policies in this regard. With regard to fees, annually, the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the fiscal year. Upon the Audit Committee’s acceptance of and agreement to the engagement letter, the services within the scope of the proposed audit services are deemed pre-approved pursuant to this policy. The Audit Committee must pre-approve any change in the scope of the audit services to be performed by the independent registered public accounting firm and any change in fees relating to any such change. Specific audit-related services and tax services are pre-approved by the Audit Committee, subject to limitation on the dollar amount of such fees, which dollar amount is established annually by the Audit Committee. Services not specifically identified and described within the categories of audit services, audit-related services and tax services must be expressly pre-approved by the Audit Committee prior to us engaging any such services, regardless of the amount of the fees involved. The Chairperson of the Audit Committee is delegated the authority to grant such pre-approvals. The decisions of the Chairperson to pre-approve any such activity shall be presented to the Audit Committee at the next scheduled meeting. In accordance with the foregoing, the retention by management of the Company’s independent registered public accounting firm for tax consulting services for specific projects is pre-approved, provided, that the cost of any such retention does not exceed $20,000 and the annual cost of all such retentions does not exceed $50,000. The Audit Committee does not delegate to management its responsibilities to pre-approve services to be performed by the Company’s independent registered public accounting firm.
      Ratification of the intention of the Audit Committee of the Board of Trustees to select KPMG LLP requires the affirmative vote of the holders of a majority of the shares entitled to vote thereon by person or by proxy at the Annual Meeting. As a result, any shares not affirmatively voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against Proposal No. 2.
      The Board of Trustees recommends that Shareholders vote FOR Proposal No. 2.

Performance Graph
      The graph and table set forth below compare the cumulative total shareholder return on the Company’s common shares for the period of December 31, 2000 through December 31, 2005 with the NAREIT Equity REIT Total Return Index (which includes all tax-qualified equity REITs listed on the New York Stock Exchange, the American Stock Exchange and the NASDAQ National Market System), the Russell 2000 Index and the S&P 500 Index for the same period. The graph and table assume an investment of $100 in the Company’s common shares and in each index on December 31, 2000 (and the reinvestment of all dividends).
THE PERIOD OF DECEMBER 31, 2000 THROUGH DECEMBER 31, 2005

Company/Index Name	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

Lexington Corporate Properties Trust	$100.00	$143.82	$160.53	$219.86	$263.40	$265.01
NAREIT Equity REIT Total Return Index	$100.00	$113.93	$118.29	$162.21	$213.43	$239.39
Russell 2000 Index	$100.00	$101.03	$79.23	$115.18	$134.75	$139.23
S&P 500 Index	$100.00	$88.11	$68.64	$88.33	$97.94	$102.74

*	Source factset and SNL.
OTHER MATTERS
      The Board of Trustees is not aware of any business to come before the Annual Meeting other than the election of trustees and the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006. However, if any other matters should properly come before the Annual Meeting, including matters relating to the conduct of the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

ANNEX A
LEXINGTON CORPORATE PROPERTIES TRUST
AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER
As of March 14, 2006
Purpose
      The Audit Committee (the “Committee”) of the Board of Trustees (the “Board”) of Lexington Corporate Properties Trust (the ”Trust”) is appointed by the Board to:

(1) assist Board oversight of (A) the integrity of the Trust’s financial statements, (B) the qualifications and independence of any independent registered public accounting firm employed by the Trust (the “Independent Auditor”), (C) the performance of the personnel responsible for the Trust’s internal audit function, including the personnel of any third-party employed by the Trust for the purpose of performing all or any portion of the Trust’s internal audit function (collectively, the “Internal Auditors”) and any Independent Auditor, and (D) the Trust’s compliance with legal and regulatory requirements; and

(2) prepare an audit committee report as required by the Securities and Exchange Commission (the “SEC”) to be included in the Trust’s annual proxy statement.
Committee Membership
      The Committee shall consist of no fewer than three members of the Board. The members of the Committee shall each meet the independence and experience requirements set forth in the Securities Exchange Act of 1934, as amended (the ”Exchange Act”), the rules and regulations promulgated by the SEC, the listing standards of the New York Stock Exchange and any other applicable laws, rules or regulations.
      Each member of the Committee shall be “financially literate,” as determined by the Board through the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”). In addition, at least one member of the Committee shall have “accounting or related financial management expertise,” as determined by the Board through the Nominating and Corporate Governance Committee.
      No trustee may serve as a member of the Committee if such trustee serves on the audit committees of more than two other public companies unless the Board, through the Nominating and Corporate Governance Committee, determines that such simultaneous service would not impair the ability of such trustee to effectively serve on the Committee, and discloses this determination in the Trust’s annual proxy statement.
      The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Members of the Committee may be removed and replaced by, and in the sole discretion of, the Board. The Board shall designate one member of the Committee to serve as the chairperson of the Committee (the “Chairperson”).
Committee Operating Procedures
      The Committee shall meet at least four times a year, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or the Chairperson.
      The Committee or the Chairperson may invite such members of management and other persons to its meetings as it may deem desirable or appropriate. The Committee shall report regularly to the Board summarizing the Committee’s actions and any significant issues considered by the Committee.

      The Committee should review with the full Board any issues that arise with respect to the quality or integrity of the Trust’s financial statements, the Trust’s compliance with legal or regulatory requirements the performance and independence of the Independent Auditor, or the performance of the internal audit function.
Committee Authority and Responsibilities

Financial Statement and Disclosure Matters
      (1) The Committee shall review and discuss with management and the Independent Auditor the annual audited financial statements and the quarterly financial statements, including the results of the Independent Auditor’s reviews of the quarterly financial statements and the Trust’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each Form 10-K and Form 10-Q filed by the Trust.
      (2) The Committee shall discuss with management and the Independent Auditor significant financial reporting issues and judgments made in connection with the preparation of the Trust’s financial statements, including:

(a) any significant changes in the Trust’s selection or application of accounting principles,

(b) any major issues as to the adequacy of the Trust’s internal controls and any special audit steps adopted in light of material control deficiencies,

(c) the development, selection and disclosure of critical accounting estimates, assumptions or judgments, and

(d) analyses of the effect on the Trust’s financial statements of alternative assumptions, judgments, estimates or methods permitted under generally accepted accounting principles (“GAAP”).
      (3) The Committee shall discuss with management the Trust’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.
      (4) The Committee shall discuss with management and the Independent Auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures, on the Trust’s financial statements.
      (5) The Committee shall discuss with management the Trust’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Trust’s risk assessment and risk management policies.
      (6) The Committee shall discuss with the Independent Auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit including, without limitation:

(a) the adoption of, or changes to, the Trust’s significant auditing and accounting principles and practices as suggested by the Independent Auditor, the Internal Auditors or management;

(b) the management letter provided by the Independent Auditor and the Trust’s response to that letter; and

(c) any difficulties or problems encountered in the course of the audit work, including any restrictions on the scope of the Independent Auditor’s activities or on access to requested information, any significant disagreements with management, and management’s response to such difficulties or problems.

Oversight of the Trust’s Relationship with the Independent Auditor
      (1) The Committee shall meet with the Independent Auditor prior to the audit to discuss the planning and staffing of the audit.
      (2) The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Auditor (including resolution of disagreements between manage-

ment and the Independent Auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Trust, and the Independent Auditor shall report directly to the Committee.
      (3) The Committee shall have the authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties.
      (4) The Trust shall provide for appropriate funding, as determined by the Committee, for payment of: (A) compensation to the Independent Auditor; (B) compensation to any advisors employed by the Committee under this Charter; and (C) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
      (5) The Committee shall be responsible for the pre-approval of all auditing services and, to the extent permitted under applicable law, non-audit services to be provided to the Trust by the Independent Auditor. The Chairperson of the Committee is delegated the authority to grant such preapprovals. The decisions of the Chairperson to preapprove any such activity shall be presented to the Committee at the next scheduled meeting. In accordance with the foregoing, the retention by management of any Independent Auditor for tax consulting services for specific projects is preapproved, provided, that the cost of any such retention does not exceed $20,000 and the annual cost of all such retentions does not exceed $50,000.
      (6) The Committee shall review the policies of the Independent Auditor to ensure the regular rotation of the lead (or coordinating) audit partner and the audit partner responsible for reviewing the audit as required by applicable law, rules or regulations.
      (7) The Committee shall review the experience and qualifications of the lead (or coordinating) audit partner, the audit partner responsible for reviewing the audit and other appropriate senior members of the Independent Auditor.
      (8) The Committee shall obtain and review a report from the Independent Auditor at least annually regarding:

(a) all critical accounting policies and practices to be used,

(b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditor, and

(c) other material written communications between the Independent Auditor and management, such as any management letter or schedule of unadjusted differences.
      (9) The Committee shall obtain and review any reports received from management regarding:

(a) significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Trust’s ability to record, process, summarize and report financial data,

(b) any issues or concerns regarding disclosure controls and procedures, and

(c) any fraud, whether or not material, that involves management or other employees who have a significant role in the Trust’s internal controls.
      (10) The Committee shall obtain and review a report or reports from the Independent Auditor at least annually regarding:

(a) the Independent Auditor’s internal quality-control procedures,

(b) any material issues raised by the most recent internal quality-control review, or peer review, of the Independent Auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Independent Auditor,

(c) any steps taken to deal with any such issues, and

(d) all relationships between the Independent Auditor and the Trust.
      (11) The Committee shall evaluate the qualifications, performance and independence of the Independent Auditor, including a review of whether the Independent Auditor’s quality controls are adequate and whether the provision of non-audit services is compatible with maintaining the Independent Auditor’s independence. In making this evaluation, the Committee shall take into account the opinions of management and the Internal Auditors. The Committee shall present its conclusions with respect to the Independent Auditor to the Board and may recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the Independent Auditor.
      (12) The Committee shall consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the Independent Auditor on a regular basis.
      (13) The Committee shall recommend to the Board policies for the Trust’s hiring of employees or former employees of the Independent Auditor who were engaged on the Trust’s account.
      (14) When appropriate, the Committee shall discuss with the national office of the Independent Auditor issues on which they were consulted by the Trust’s audit team and matters of audit quality and consistency.

Oversight of the Trust’s Internal Audit Function
      (1) The Committee shall review the appointment and replacement of the senior executive of the Trust responsible for overseeing the Internal Auditors.
      (2) The Committee shall review the significant reports to management prepared by the Internal Auditors and management’s responses.
      (3) The Committee shall discuss with the Independent Auditor and the Internal Auditors (as well as with the senior executive of the Trust responsible for overseeing the Internal Auditors) the responsibilities of the internal audit function, particular projects and activities to be undertaken by the Internal Auditors and the results of such projects and activities, budget and staffing issues and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities
      (1) The Committee shall obtain from the Independent Auditor assurance that Section 10A of the Exchange Act has not been implicated.
      (2) The Committee shall obtain reports from management, the Independent Auditor and the senior executive of the Trust responsible for overseeing the Internal Auditors regarding the compliance or failure of compliance of the Trust with applicable legal requirements and the Trust’s Amended and Restated Code of Business Conduct and Ethics.
      (3) The Committee shall establish procedures for:

(a) the receipt, retention and treatment of complaints received by the Trust regarding accounting, internal controls or auditing matters; and

(b) the confidential, anonymous submission by employees of the Trust of concerns regarding questionable accounting, internal controls or auditing matters.
      (4) The Committee shall discuss with management and the Independent Auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Trust’s financial statements or accounting policies.
      (5) The Committee shall discuss with the Trust’s General Counsel, or other legal counsel designated by the Committee, legal matters that may have a material impact on the financial statements or the Trust’s compliance policies.

General
      (1) The Committee, with the assistance of the Nominating and Corporate Governance Committee, shall (A) annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval and (B) conduct an annual performance evaluation of the Committee.
      (2) The Committee shall have the authority to engage independent counsel and other advisors, as the Committee members deem necessary and appropriate to carry out the Committee’s duties or authority under this Charter.
      (3) The Committee shall meet with management, the Internal Auditors and the Independent Auditor in separate executive sessions at least quarterly. The Committee may also, to the extent it deems necessary or appropriate, meet with the Trust’s investment bankers or financial analysts who follow the Trust. The Committee shall also have authority to request that any trustee, officer or employee of the Trust, the Trust’s outside counsel or the Independent Auditor attend any meeting of the Committee.
      (4) The Committee has such additional authority, duties and responsibilities as may be granted or assigned to the Committee by the Board from time to time.
Limitation of Committee’s Role
      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to (i) plan or conduct audits, (ii) determine that the Trust’s financial statements and disclosures are complete and accurate or are in accordance with GAAP or applicable rules and regulations or (iii) monitor and control risk assessment and risk management. These are the responsibilities of management and the Independent Auditor.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS
INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

ITEM 1. ELECTION OF TRUSTEES

Nominees:		WITHHELD
	FOR	FOR ALL
01 E. Robert Roskind 02 Richard J. Rouse 03 T. Wilson Eglin 04 Geoffrey Dohrmann 05 Carl D. Glickman 06 James Grosfeld 07 Kevin W. Lynch 08 Stanley R. Perla 09 Seth M. Zachary	☐	☐
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

ITEM 2. TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2006.

FOR	AGAINST	ABSTAIN

☐	☐	☐
ITEM 3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2006 ANNUAL MEETING, INCLUDING ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

FOR	AGAINST	ABSTAIN

☐	☐	☐
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Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

Signature:	Signature:	Date:

NOTE: Please sign as name appears heron. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE
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PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF
LEXINGTON CORPORATE PROPERTIES TRUST
The undersigned hereby appoints Patrick Carroll and Paul R. Wood, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Lexington Corporate Properties Trust which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Trust to be held May 23, 2006 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.
(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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